UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      88-0292161
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                     Identification Number)


                           9050 PINES BLVD., SUITE 110
                            PEMBROKE PINES, FL 33024
                                 (954) 241-0590
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Timothy M. Huff, Chief Executive Officer
                           9050 PINES BLVD., SUITE 110
                            PEMBROKE PINES, FL 33024
                                 (954) 241-0590
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     From time to time after this registration statement becomes effective.
        (Approximate date of commencement of proposed sale to the public)

                                  with copy to:

                             Jonathan Leinwand, Esq.
                           Jonathan D. Leinwand, P.A.
                         12955 Biscayne Blvd., Suite 402
                              North Miami, FL 33181
                                 (954) 252-4265


      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                         CALCULATION OF REGISTRATION FEE

================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                        Amount to       Proposed Maximum      Proposed Maximum        Amount of
       Title of Securities                 be            Offering Price      Aggregate Offering     Registration
        to be Registered              Registered(1)       Per Share(2)           Price(2)                Fee

Common Stock, .00001 par value          1,807,318           $  3.03           $ 5,476,173.54         $  644.55

Common Stock, .00001 par value          1,390,881           $5.0925           $ 7,083,061.49         $  833.68

TOTAL                                   3,198,199                             $12,559,235.03         $1,478.23
================================================================================================================


----------
(1) Pursuant to Rule 416 under the Securities Act this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's common stock on June 10, 2005, as reported on the American Stock Exchange.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 20, 2005


                                   PROSPECTUS

                                3,198,199 SHARES
                                  COMMON STOCK
                                ----------------

      Up to 3,198,199 shares (the "Shares") of common stock of GlobeTel Communications Corp. are being offered by certain (the "Investors') who purchased common shares and may exercise warrants, as more fully described below, into shares of Globetel common stock.

      On May 9, 2005, the company entered into a private placement with a number of accredited investors whereby these investors have purchased $2,357,959.96 in Globetel's Common Shares at a price of $2.886 per share (as adjusted for our 1 for 15 reverse stock split effective May 23, 2005. Prior to the split the price per share was $0.1924.), with Warrants to purchase up to an additional 620,434 post-split shares of common stock at $5.0925 per share (on a pre-split basis the warrants were exercisable for 9,306,506 shares of common stock of the Registrant at an exercise price of $.3395 per share).

      On May 23, 2005, the Company accepted an additional subscription from one of the initial investors increasing their investment by $250,000 on the same terms and conditions as all the other investors.

      The terms of the subscription agreement with the Investors calls for the registration of the shares underlying the convertible notes and warrants PLUS AN ADDITIONAL NUMBER OF SHARES EQUAL TO 100% OF THE UNDERLYING SHARES TO ENSURE THAT A SUFFICIENT NUMBER OF SHARES ARE AVAILABLE FOR CONVERSION UNDER ALL CONTINGENCIES.

      We will not receive any of the proceeds of any sales of the stock registered pursuant to this registration statement.

      Our common stock is currently listed on the American Stock Exchange. Our trading symbol is "GTE".

                                ----------------

      The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-7.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. The Securities being registered on this Registration Statement are to be offered on a delayed or continual basis pursuant to Rule 415 under the Securities Act of 1933. The offering will terminate for the Securities registered hereby 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                TABLE OF CONTENTS
                                                                            PAGE

PROSPECTUS SUMMARY                                                             1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                           2

RISK FACTORS                                                                   3

USE OF PROCEEDS                                                                6

SELLING SHAREHOLDERS                                                           6

PLAN OF DISTRIBUTION                                                           9

LEGAL MATTERS                                                                 11

EXPERTS                                                                       11

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY AND THIS OFFERING       11

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock.

The Date Of This Prospectus Is June 20, 2005

                               PROSPECTUS SUMMARY

      All references in this prospectus to "we", "us", "ours" and "GlobeTel" are intended to refer to GlobeTel Communications Corp.

      This summary highlights selected information from this registration statement. It does not contain all of the information that may be important to you. You should carefully read the entire document and the other documents referred to in this registration statement. Together, these documents will give you all the information that investors should consider before investing in our common stock.

Our Business

      We are a telecommunications company with a broad and expanding range of both current and contemplated services, product lines, and projects as described below. Our core products and services are: telephony services that include international wholesale carrier traffic, networks, enhanced services - prepaid calling services and IP Telephony. Our non-telephony products and services include: Stored Value Card Programs and outsourced stored value services for the international banking community. Our Super Hub(TM) network is currently in development and it is our intention to deploy the Stratellites as the most efficient and cost effective means of interconnecting the Super Hub(TM) network

Corporate Information

      We were incorporated under the laws of the State of Nevada as Terra West Homes, Inc. on January 16, 1979. On March 15, 1995, our name was changed to "American Diversified Group, Inc." ("ADGI"). During the year ended December 31, 2001, our business activities included (i) sale of telecommunication services primarily involving Internet telephony using VoIP through its Global Transmedia Communications Corporation subsidiary ("Global"), and (ii) wide area network and local area network services through its NCI Telecom, Inc. subsidiary ("NCI"). As of July 1, 2002, Global and NCI were merged into the Company.

      On July 24, 2002, the Company's stockholders approved a plan for the exchange of all outstanding shares of ADGI for an equal number of shares of GlobeTel Communications Corp. ("GlobeTel"). Prior to that approval, GlobeTel was a wholly owned Delaware corporate subsidiary of ADGI. Subsequently, ADGI was merged into GlobeTel, which is now conducting the business formerly conducted by ADGI. Our principal executive offices are located at 9050 Pines Blvd., Suite 110, Pembroke Pines, Florida 33024, and our telephone number is (954) 241-0590.

                                OFFERING SUMMARY

Offering Price:                     Prevailing market price

Securities Being Offered:           3,198,199 shares of common stock. INCLUDING
                                    AN ADDITIONAL NUMBER OF SHARES EQUAL TO 100%
                                    OF THE UNDERLYING SHARES TO ENSURE THAT A
                                    SUFFICIENT NUMBER OF SHARES ARE AVAILABLE
                                    FOR CONVERSION UNDER ALL CONTINGENCIES.

Securities Outstanding
Prior to the Offering:              74,438,519 shares of common stock were
                                    issued and outstanding as of the date of this prospectus.

Use of Proceeds:                    We will not receive any proceeds from the
                                    sale of the shares offered herein. Any
                                    proceeds we receive from the exercise of warrants, the underlying shares for which being registered herein, will be used for working capital purposes.

                           FORWARD-LOOKING STATEMENTS

      This registration statement contains, and incorporates by reference, some forward-looking statements about our financial condition, results of operation and business. These are not historical facts. They include expressions about our

      o     confidence,

      o     strategies and expressions about earnings,

      o     new and existing programs and services,

      o     relationships,

      o     opportunities,

      o     technology, and

      o     market conditions.

      You can identify these statements by looking for

      o     terms like "expect," believe" or "anticipate," or

      o     expressions of confidence like "strong" or "on-going," or

      o similar expressions or statements that are variations of the above terms.

      These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements. This can happen because of uncertainties such as

      o whether the transactions described in this registration statement can be completed as planned,

      o     whether our existing management will continue in place,

      o     future economic conditions, and

      o other risks described in this registration statement and in our annual, quarterly and current reports that are incorporated into it by reference.

      Stockholders are cautioned not to place too much reliance on forward-looking statements. We do not have any obligation to update any forward-looking statements at any time.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. An investment in our common stock may involve additional risks and uncertainties not described below.

WE FACE INTENSE COMPETITION AND MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS.

      The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. There are many companies in the United States and in Canada engaged in the sale of telecommunication services. Since there are few, if any, substantial barriers to entry, except in those markets that have not been subject to governmental deregulation, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, research and development, manufacturing, technical, operational, marketing, personnel and other resources than us.

      Our use of VOIP technology should enable us to provide customers with competitive pricing for their telecommunications needs. Nevertheless, there can be no assurance that we will be able to successfully compete with major carriers including other VOIP telephony providers and traditional phone companies, in present and prospective markets. These markets include Venezuela, Mexico, Brazil, the Caribbean, Malaysia and Australia. In particular, we do not know what level of growth to expect in the telecommunications industry, and particularly in those Voice over Internet Protocol markets in which GlobeTel operated.

      Our business strategy is to provide competitive pricing from small to mid-sized businesses and individuals to increase our customer base and pursuing large multi-national corporations which operate in a number of our markets. We are dependent upon local independent affiliates or partners in each market for sales and marketing, customer service and technical support to terminate and originate our IP telephony services. This marketing strategy should minimize our dependency on any single market and/or group of customers and lessen our costs and expedite our entry into markets. There can be no assurance that we will be able to successfully compete in our present and prospective markets.

      Our competition also includes large telecommunications equipment manufacturers as well as small independent value added resellers/integrators in each market, which includes every major city in the United States. All of the large telecommunications equipment manufacturers that compete with us are significantly larger, have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

IF WE ARE UNABLE TO COLLECT RECEIVABLES FROM OUR TWO LARGEST CUSTOMERS, OUR ASSETS, REVENUES AND CASH FLOW WILL BE ADVERSELY AFFECTED.

      The majority of our revenues and assets are dependent upon three major customers. While we believe that our receivables from our major customers are collectible, the inability to collect these receivables, should it happen, would materially adversely affect our assets, revenues and cash flow in the future.

ISSUANCE OF ADDITIONAL SHARES WILL HAVE A DILUTIVE EFFECT ON HOLDINGS OF EXISTING STOCKHOLDERS.

      We presently have commitments to issue additional common shares as per the terms of the four series of preference shares outstanding. Additionally, we have a contingent commitment to issue an additional 200 million shares pursuant to our agreement with Sanswire Technologies. Additionally, we could issue some or all of our authorized but unissued shares, and in some cases we could do that without stockholder approval, diluting the holdings of existing stockholders. Also, issuance of additional shares could under some circumstances make more difficult, or frustrate, a hostile takeover of GlobeTel.

WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY BE UNABLE TO COMPETE AND OUR BUSINESS MAY FAIL.

      Our products rely on our proprietary technology, and we expect that future technological advancements made by us will be critical to sustain market acceptance of our products. Therefore, we believe that the protection of our intellectual property rights is, and will continue to be, important to the success of our business. Consequently, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technology, system designs and manufacturing processes. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we may take will prevent unauthorized use of our technology. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our product.

      We have obtained an authority as an international telecommunications carrier under Section 214 of the Communications Act by the Federal Communications Commission. Our practice has been to enter into relationships with established licensed carriers in each market, as opposed to becoming a licensed carrier ourselves.

OUR FUTURE PLANS COULD BE HARMED IF WE ARE UNABLE TO ATTRACT OR RETAIN KEY PERSONNEL.

      If we develop a prototype that we believe is marketable, we will require a significant increase in the number of employees. Our future success, therefore, will depend, in part, on attracting and retaining additional qualified management and technical personnel. We do not know whether we will be successful in hiring or retaining qualified personnel. Our inability to hire qualified personnel on a timely basis, or the departure of key employees, could harm our expansion and commercialization plans.

      We have at present 64 full-time employees, including our executive officers. We do not believe that we will have difficulty in hiring and retaining qualified individuals in the field of Internet telephony, although the market for skilled technical personnel is highly competitive.

      Additionally, we are reliant a small number of people with in-depth knowledge of our Stratellite project. It is not known what type of delays would ensue should key members of the Stratellite team become unavailable.

WE ARE DEPENDENT ON THIRD PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR PRODUCTS. IF THOSE SUPPLIERS ARE UNABLE TO PROVIDE SUFFICIENT COMPONENTS, OUR BUSINESS WILL SUFFER.

      Although all equipment used by us is provided by major suppliers and is readily available, software to operate the network is commercially available from software suppliers and equipment suppliers, and we have the technical expertise and ability to develop in-house software as needed for network applications and new telecommunications products, a current or future supplier's failure to develop and supply components to us, or the quantity needed, will harm our ability to manufacture our product. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers. We use equipment from all major telecommunication equipment manufacturers such as Cisco, Motorola and Newbridge Networks, among others.

THE MARKET PRICE OF OUR EQUITY SECURITIES MAY FLUCTUATE.

      The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

      o     actual or anticipated fluctuations in our operating results;

      o changes in market valuations of other technology companies, particularly those that sell products used in telecommunication services;

      o announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

      o introduction of technologies or product enhancements that reduce the need for VoIP systems;

      o     the loss of one or more key suppliers; and

      o     departures of key personnel.

OUR STOCK PRICE MAY BECOME VOLATILE DUE TO A NUMBER OF FACTORS, SUBJECTING US TO THE POSSIBILITY OF LITIGATION THAT MAY BE COSTLY AND DRAIN OUR RESOURCES.

      Our stock price may be volatile due to numerous factors, including those listed above. In addition, the stock market has recently experienced extreme volatility that often has been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. Such litigation often results in substantial costs and a diversion of management's attention and resources and, should we become involved in such litigation, could harm our business, prospects, and results of operations or financial condition.

EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS MAY ADVERSELY AFFECT OUR BUSINESS

      In February 1997, the United States and approximately 70 other countries of the World Trade Organization ("WTO") signed an agreement committing to open their telecommunications markets to competition and foreign ownership beginning in January 1998. These countries account for approximately 90% of world telecommunications traffic. The WTO agreement provides us, and all companies in our industry, with significant opportunities to compete in markets where access was previously either denied or extremely limited. However, the right to offer telecommunications services is subject to governmental regulations and therefore our ability to establish ourselves in prospective markets is subject to the actions of the telecommunications authorities in each country. In the event that new regulations are adopted that limit the ability of companies such as us to offer VOIP telephony services and other services, we could be materially adversely affected.

                                 USE OF PROCEEDS

      The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling shareholders. We will not receive any proceeds from the sale of these shares of common stock.

                              SELLING SHAREHOLDERS

      On May 9, 2005, the company entered into a private placement with a number of accredited investors whereby these investors have purchased $2,357,959.96 in Globetel's Common Shares at a price of $2.886 per share (as adjusted for our 1 for 15 reverse stock split effective May 23, 2005. Prior to the split the price per share was $0.1924.), with Warrants to purchase up to an additional 620,434 post-split shares of common stock at $5.0925 per share (on a pre-split basis the warrants were exercisable for 9,306,506 shares of common stock of the Registrant at an exercise price of $.3395 per share).

      On May 23, 2005, the Company accepted an additional subscription from one of the initial investors increasing their investment by $200,000 on the same terms and conditions as all the other investors.

      The Registrant has entered into a Registration Rights Agreement with the investors and is obligated to register the shares purchased by Investors and the shares underlying the Investors' warrants.

      The following table sets forth the name of each selling shareholder, the number of shares owned by each of the respective selling shareholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Number of Shares Being Offered" represents all of the shares that a selling shareholder may offer under this prospectus. The selling shareholders may sell some, all or none of their shares. We are unable to determine the exact amount of shares that actually will be sold. The shares offered by this prospectus may be offered from time to time by the selling shareholders. We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

      Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days following June 13, 2005, are deemed outstanding. Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

-------------------------------------------------------------------------------------------------------------
                                                                                                  Percent
                                           Percent                                                Ownership
                          Shares of        Ownership of                                           of Shares
                          Common Stock     Shares Owned      Number of        Number of Shares    Owned
                          Owned Prior to   Prior to          Shares Being     Owned After         After
Name                      Offering         Offering          Offered          Offering            Offering
-------------------------------------------------------------------------------------------------------------
  Nite Capital LLC (2)            176,715         *                  176,715                   0      *
-------------------------------------------------------------------------------------------------------------
 Steelhead Investments,
        Ltd. (2)                  589,051         *                  589,051                   0      *
-------------------------------------------------------------------------------------------------------------
 GSSF Master Fund, LLP
          (2)                     147,333         *                  147,333                   0      *
-------------------------------------------------------------------------------------------------------------
      Gryphon (2)                 147,333         *                  147,333                   0      *
-------------------------------------------------------------------------------------------------------------
  SRG Capital LLC (2)             147,263         *                  147,263                   0      *
-------------------------------------------------------------------------------------------------------------
Castle Creek Technology
   Partners, LLC (2)              176,716         *                  176,716                   0      *
-------------------------------------------------------------------------------------------------------------
  The Lehigh Fund (2)              11,781         *                   11,781                   0      *
-------------------------------------------------------------------------------------------------------------
  The Nutmeg Group (2)             47,124         *                   47,124                   0      *
-------------------------------------------------------------------------------------------------------------
       Alex Ortiz                   5,667         *                    5,667                   0      *
-------------------------------------------------------------------------------------------------------------
    Peter J. Cafaro                 5,667         *                    5,667                   0      *
-------------------------------------------------------------------------------------------------------------
       Otape (2)                   58,905         *                   58,905                   0      *
-------------------------------------------------------------------------------------------------------------
    Allan Rothstein                22,667         *                   22,667                   0      *
-------------------------------------------------------------------------------------------------------------
  Westor Capital Group             69,546         *                   69,546                   0      *
-------------------------------------------------------------------------------------------------------------

----------
*     Less than 1% of the total issued and outstanding.
(1) The number of shares to be sold is less than the number being registered as we are registering an extra number of shares to cover contingent obligations contained in the Securities Purchase Agreement with the Investors.
(2) The table below sets forth the natural person with sole or shared voting and investment power with respect to all shares beneficially owned, by a corporate or other entity:

------------------------------------------------------- -----------------------------------------------------
                                                        Natural Person having sole/shared voting/investment
Beneficial Owner                                        control
------------------------------------------------------- -----------------------------------------------------
Nite Capital LLC                                        Keith Goodman
------------------------------------------------------- -----------------------------------------------------
Steelhead Investments, Ltd.                             HBK Investments L.P. may be deemed to have sole
                                                        voting and sole dispositive power over the shares
                                                        held by Steelhead Investments Ltd. pursuant to an
                                                        Investment Management Agreement between HBK
                                                        Investments L.P. and Steelhead Investments Ltd.
                                                        Additionally, the following individuals may be
                                                        deemed to have control over HBK Investments L.P.:
                                                        Kenneth M. Hirsh, Laurence H. Lebowitz, William E.
                                                        Rose, David C. Haley and Jamiel A. Akhtar.
------------------------------------------------------- -----------------------------------------------------
GSSF Master Fund, LLP                                   Thomas C. Davis
------------------------------------------------------- -----------------------------------------------------
Gryphon                                                 E. B. Lyon IV
------------------------------------------------------- -----------------------------------------------------
SRG Capital LLC                                         Edwin Mecabe and Tai May Lee, authorized agents for
                                                        SRG Capital, LLC, have joint voting and investment
                                                        control over the securities held by SRG Capital, LLC.
                                                        Edwin Mecabe and Tai May Lee disclaim beneficial
                                                        ownership of these securities
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
                                                        Natural Person having sole/shared voting/investment
Beneficial Owner                                        control
------------------------------------------------------- -----------------------------------------------------
Castle Creek Technology Partners, LLC                   As investment manager under a management agreement,
                                                        Castle Creek Partners, LLC may exercise dispositive
                                                        and voting power with respect to the shares owned
                                                        by Castle Creek Technology Partners LLC.  Castle
                                                        Creek Partners, LLC disclaims beneficial ownership
                                                        of such shares.  Daniel Asher is the managing
                                                        member of Castle Creek Partners, LLC.  Mr. Asher
                                                        disclaims beneficial ownership of the shares owned
                                                        by Castle Creek Technology Partners LLC.
------------------------------------------------------- -----------------------------------------------------
The Lehigh Fund                                         Mark Belletierre
------------------------------------------------------- -----------------------------------------------------
The Nutmeg Group                                        Randall Goulding
------------------------------------------------------- -----------------------------------------------------
Otape                                                   M. Leventhal a US citizen is deemed to have
                                                        dispositive power with regard to the security. Mr.
                                                        Leventhal disclaims beneficial ownership.
------------------------------------------------------- -----------------------------------------------------
Westor Capital Group                                    Richard Bach
------------------------------------------------------- -----------------------------------------------------

                              PLAN OF DISTRIBUTION

      The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*     privately negotiated transactions;

* to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

* broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

* through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

*     a combination of any such methods of sale; and

*     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved,

(iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

      The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

      There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to this Registration Statement, of which this prospectus forms a part.

      The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

      The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company and the Selling Stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Once sold under a Registration Statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than the Company's affiliates."


                     DESCRIPTION OF SECURITIES TO REGISTERED

General

      We have authorized capital stock of 100 million shares of common stock, $0.00001 par value. As of the date of this prospectus, we have 74,438,519 shares of common stock issued and approximately 36,000 shareholders.


Common Stock

      All shares are fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholder meetings may be called by the Board of Directors, the Chairman of the Board, the President or any Vice-President. Holders of shares are entitled to one vote at any shareholder's meeting for each share they own as of the record date set by the board of directors. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate in a distribution of assets available for such distribution to shareholders. There are no conversion, preemptive, redemption or other subscription rights or privileges with respect to any share, except for registration rights granted to a certain number of shareholders. Reference is made to our certificate of incorporation and bylaws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that our bylaws may be amended by the board of directors without notice to the shareholders. Our shares do not have cumulative voting rights, which mean that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) will not be able to elect directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


                                  LEGAL MATTERS

      For the purpose of this offering, Jonathan D. Leinwand, P.A. is giving an opinion of the validity of the common stock offered by this prospectus.


                                     EXPERTS

      The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2004 have been so incorporated in reliance on the report of Dohan & Co, CPA's P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


    WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY AND THIS OFFERING

      You should rely only on the information provided or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

      We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a resale registration statement on Form S-3 under the Securities Act to register the shares of common stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at 450 Fifth Street, N.W., in Washington, DC. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at www.sec.gov.

      The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections.

      The following documents filed with the SEC are incorporated by reference in this prospectus:

1. Our Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on March 31, 2005;

2.    Our Form 8-K filed on February 2, 2005;

3.    Our Form 8-K dated filed on February 15, 2005;

4.    Our Definitive Information Statement, filed on May 23, 2005;

5. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 16, 2005;

6.    Our Form 8-K dated filed on May 16, 2005;

7.    Our Form 8-K filed on May 25, 2005; and

8. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on May 23, 2005.

      We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Globetel Communications Corp., 9050 Pines Blvd., Suite 110, Pembroke Pines, FL 33024.


INDEMNIFICATION OF OFFICERS AND DIRECTORS AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          GLOBETEL COMMUNCIATIONS CORP.



                        3,198,199 Shares of Common Stock




                                   PROSPECTUS


                                  JUNE __,2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated costs of this offering are as follows:

         Securities and Exchange Commission registration fee      $ 1478.23

         Transfer Agent Fees   (estimate)                         $  600.00

         Accounting fees and expenses  (estimate)                 $1,500.00

         Legal fees and expenses                                  $5,000.00

         Printing (estimate)                                      $1,000.00
                                                                  ---------
                                                                  $9,578.23


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law ("DGCL") whereby officers and directors of the Company shall be indemnified against certain liabilities to the Company or its shareholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty of care as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the laws, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) any transaction from which the director derives an improper personal benefit. This provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Limitations on Liability of Directors.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      We have adopted a provision which requires us to indemnify and hold harmless any person involved in any action, suit or proceeding because that person is or was a director or officer of ours. This provision does not, however, require us to indemnify an officer or director in a proceeding they initiate without the authorization of our directors.

Insurance for Directors and Officers.

      Under Delaware law, a corporation may obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have adopted a provision that permits us to maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify these persons under Delaware law. We have in place directors' and officers' liability and company reimbursement liability insurance policy.


ITEM 16. EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
3.1           Certificate of Incorporation of GlobeTel Communications Corp.
              (Incorporated by reference to filing on Form 8-A filed May 23,
              2005)

3.2 By-Laws of GlobeTel Communications Corp. (Incorporated by reference to filing on Form 8-A filed May 23, 2005)

4.1 Form of Securities Purchase Agreement (incorporated by reference to filing on Form 8-K filed May 10, 2005)

4.2 Form of Class B Common Stock Purchase Warrant (incorporated by reference to filing on Form 8-K filed May 10, 2005)

4.3 Form of Registration Rights Agreement (incorporated by reference to filing on Form 8-K filed May 10, 2005)

5.1           Opinion of Jonathan D. Leinwand, P.A.

23.1          Consent of Dohan and Company, CPA's, P.A.

23.2          Consent of Jonathan D. Leinwand, P.A. (included in Exhibit 5.1)


ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      a. To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

      b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;??Provided, however, That paragraphs (a)1(i) and
            (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.?

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pembroke Pines, State of Florida on June 20, 2005.


GLOBETEL COMMUNICATIONS CORP.

REGISTRANT


/s/ TIMOTHY M. HUFF
-------------------------
By Timothy M. Huff,
Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Timothy M. Huff                 June 20, 2005
-------------------------
Timothy M. Huff,
Chief Executive Officer and Director


/s/ Thomas Y. Jimenez               June 20, 2005
-------------------------
Thomas Y. Jimenez,
Chief Financial Officer


/s/ Laina Greene                    June 20, 2005
-------------------------
Laina Greene, Director


/s/ Przemyslaw L. Kostro            June 20, 2005
-------------------------
Przemyslaw L. Kostro,
Director

/s/ Mitchell A. Siegel              June 20, 2005
-------------------------
Mitchell A. Siegel, Director


/s/ Leigh A. Coleman                June 20, 2005
-------------------------
Leigh A. Coleman, Director


/s/ Michael Molen                   June 20, 2005
-------------------------
Michael Molen, Director


/s/ Kyle McMahan                    June 20, 2005
-------------------------
Kyle McMahan, Director